UNION ELECTRIC COMPANY



                                       TO



                      BANK OF AMERICA, NATIONAL ASSOCIATION
                         (f/k/a Boatmen's Trust Company)

                                   AS TRUSTEE


                             Supplemental Indenture


                             Dated February 1, 2000











                Supplemental to Mortgage and Deed of Trust Dated
                     June 15, 1937 of Union Electric Company
                    To Bank of America, National Association
                    (f/k/a Boatmen's Trust Company), Trustee



                     Amendment of Section 8 of Article XIII


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





         SUPPLEMENTAL INDENTURE, effective the first day of February, two thousand (2000), made by and between UNION ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Missouri (hereinafter called the "Company"), party of the first part, and BANK OF AMERICA, NATIONAL ASSOCIATION (f/k/a Boatmen's Trust Company), a national banking association, (hereinafter called the "Trustee"), as Trustee under the Indenture of Mortgage and Deed of Trust dated June 15, 1937, hereinafter mentioned, party of the second part;

         WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture of Mortgage and Deed of Trust, dated June 15, 1937, as amended May 1, 1941, April 1, 1971, February 1, 1974, and July 7, 1980 (said Indenture of Mortgage and Deed of Trust as so amended, being hereinafter sometimes referred to as the "Original Indenture"), to secure the payment of the principal of and the interest (and premium, if any) on all Bonds at any time issued and outstanding thereunder, and indentures supplemental thereto dated June 15, 1937, May 1, 1941, March 17, 1942, April 13, 1945, April 27, 1945,
October 1, 1945, April 11, 1947, April 13, 1949, September 13, 1950, December 1, 1950, September 20, 1951, May 1, 1952, March 1, 1954, May 1, 1955, August 31,
1955,  April 1, 1956, July 1, 1956,  August 1, 1957,  February 1, 1958, March 1,
1958, November 5, 1958, March 16, 1959, June 24, 1959, December 11, 1959, August
17, 1960,  September 1, 1960,  October 24,  1960,  June 30, 1961,  July 1, 1961,
August 9, 1962, September 30, 1963, November 1, 1963, March 12, 1965, April 1, 1965, April 14, 1966, May 1, 1966, February 17, 1967, March 1, 1967, February
19, 1968, March 15, 1968, August 21, 1968, April 7, 1969, May 1, 1969, September
12, 1969, October 1, 1969, March 26, 1970, April 1, 1970, January 1, 1971, April
1, 1971, September 15, 1971, December 3, 1973, February 1, 1974, April 25, 1974,
February 3, 1975,  March 1, 1975, June 11, 1975, May 12, 1976,  August 16, 1976,
April 26, 1977, October 15, 1977, November 7, 1977, December 1, 1977, August 1, 1978, October 12, 1979, November 1, 1979, July 7, 1980, August 1, 1980, August
20, 1980, February 1, 1981, October 8, 1981, August 27, 1982, September 1, 1982,
December 15, 1982,  March 1, 1983,  June 21, 1984,  December 12, 1984,  June 11,
1985,  March 1, 1986,  May 1, 1986, May 1, 1990,  December 1, 1991,  December 4,
1991, January 1, 1992,  September 30, 1992,  October 1, 1992,  December 1, 1992,
February 1, 1993, February 18, 1993, May 1, 1993, August 1, 1993, October 1, 1993, January 1, 1994 and July 25, 1994, respectively, have heretofore been entered into between the Company and the Trustee; and

         WHEREAS, the Company desires by this Supplemental Indenture to further modify and amend the Original Indenture, in so far as the holders of Bonds of all series heretofore created and of any subsequently created series are concerned, as permitted in subdivision (d) of Section 1 of Article XIV of the Original Indenture; and

         WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

         WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                                   ARTICLE I.

                                   AMENDMENT.

         Pursuant to Section 1(d) of Article XIV of the Indenture of Mortgage and Deed of Trust dated June 15, 1937, as heretofore amended May 1, 1941, April 1, 1971, February 1, 1974, and July 7, 1980, Section 8 of Article XIII thereof is hereby modified and amended to read as follows:

         "Section 8. Any corporation into which the Trustee or any successor to it in the trust created by this Indenture may be converted to or merged, or with which it or any successor to it may be consolidated, or to which it or any successor to it may transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation resulting from any such conversion, merger, consolidation or transfer to which it shall be a party, shall, subject to the provisions of Section 5 of this Article, be the successor Trustee under the Indenture without the execution or filing of any instruments or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding."

                                   ARTICLE II.

                                  THE TRUSTEE.

         The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Original Indenture, and in the indentures supplemental thereto, including this Supplemental Indenture, set forth, and upon the following terms and conditions:

         The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

                                  ARTICLE III.

                            MISCELLANEOUS PROVISIONS.

         All terms contained in this Supplemental Indenture shall, for all purposes thereof, have the meanings given to such terms in Article I of the Original Indenture.

         This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, said Union Electric Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; and said Bank of America, National Association (f/k/a Boatmen's Trust Company), in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Vice President or one of its Assistant Vice Presidents; all as of the day and year first above written.


                             UNION ELECTRIC COMPANY
                              1901 Chouteau Avenue


                               St. Louis, Missouri  63103



                               By:  __/s/ Donald E. Brandt
                                      --------------------------------------
                                     Donald E. Brandt
                                     Senior Vice President

[Corporate Seal]


Attested:


/s/ Steven R. Sullivan
-----------------------------------------
Steven R. Sullivan
Secretary



Signed, sealed and delivered by Union Electric Company In the presence of:


/s/ Elizabeth A. Burns
---------------------------------------

/s/ Eileen M. Bauman
---------------------------------------


As Witnesses

                                              BANK OF AMERICA, NATIONAL
                                              ASSOCIATION (f/k/a Boatmen's
                                              Trust Company)
                                              100 N. Broadway, 4th Floor
                                              St. Louis, Missouri 63102



                                              By: /s/ David Ferrell
                                                 -------------------------------
                                                      David Ferrell
                                                      Vice President

[Corporate seal]

Attested:


/s/ J. Rector
-----------------------------



Signed,  sealed and delivered by Bank of America,  National  Association  (f/k/a
   Boatmen's Trust Company) In the presence of:


/s/ Edward Hemby
----------------------------


/s/ J. Kemper
----------------------------


As Witnesses

STATE OF MISSOURI )
                  ) SS:
CITY OF ST. LOUIS )


         On this 24th day of January, 2000, before me appeared Donald E. Brandt to me personally known, who being by me duly sworn, did say that he is a Senior Vice President of Union Electric Company, a corporation and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Donald E. Brandt acknowledged said instrument to be the free act and deed of said corporation.

         IN TESTIMONY WHEREOF, I have hereto set my hand and affixed my official seal at my office in the City and State aforesaid, the day and year last above written.

                                      /s/ Carol A. Head
                                      ----------------------------------------
                                          Notary Public - Notary Seal
                                               State of Missouri
                                              St. Charles County
                                       My Commission Expires: Sept. 23, 2002


STATE OF MISSOURI )
                  )SS:
CITY OF ST. LOUIS )

         On this 24th day of January, 2000, before me appeared David Ferrell to me personally known, who being by me duly sworn, did say that he is Vice President of Bank of America, National Association (f/k/a Boatmen's Trust Company) and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and said David Ferrell acknowledged said instrument to be the free act and deed of said corporation.

         IN TESTIMONY WHEREOF, I have hereto set my hand and affixed my official seal at my office in the City and State aforesaid, the day and year last above written.

                                      /s/ L. J. Marlo
                                   --------------------------------------------
                                    Notary Public - Notary Seal
                                         State of Missouri
                                         St. Louis County
                                My Commission Expires: June 3, 2002




This  form  of  instrument  was  prepared  by  Ameren  Services   Company  Legal
Department,   1901  Chouteau  Avenue,  P.O.  Box  66149,  St.  Louis,   Missouri
63166-6149.